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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
EchoStar Corporation:

We consent to the incorporation by reference in the following registration statements of EchoStar Corporation and subsidiaries of our report dated March 1, 2010, with respect to the consolidated balance sheets of EchoStar Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of EchoStar Corporation.

Form	Registration Statement No.	Description
S-8	333-162339	Additional shares for 2008 Employee Purchase Plan
S-8	333-148416	2008 Stock Incentive Plan
2008 Employee Purchase Plan
2008 Nonemployee Director Stock. Option Plan
2008 Class B CEO Stock Option Plan

/s/ KPMG LLP

Denver, Colorado
March 1, 2010

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm